UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2008

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

Convertible Notes Offering

On April 10, 2008, Globalstar, Inc. (the “Company”) entered into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.  (together, the “Convertible Notes Underwriters”) relating to the sale by the Company of $135 million aggregate principal amount of its 5.75% Convertible Senior Notes due 2028 (the “Notes”). Pursuant to the Convertible Notes Underwriting Agreement, the Company granted the Convertible Notes Underwriters a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Notes solely to cover over-allotments, if any.

The sale of the $135 million aggregate principal amount of the Notes was completed on April 15, 2008.  The sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File No. 333-149798), as supplemented by a prospectus supplement dated April 10, 2008.

The Notes were issued under the Senior Indenture, entered into and dated as of April 15, 2008 (the “Base Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), supplemented by the First Supplemental Indenture with respect to the Notes, entered into and dated as of April 15, 2008 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture and the Supplemental Indenture, collectively, the “Indenture”).  Also, pursuant to the Indenture, the Company, the Trustee and U.S. Bank, National Association, as escrow agent (the “Escrow Agent”), entered into a Pledge and Escrow Agreement dated as of April 15, 2008 (the “Pledge Agreement”).

In accordance with the Pledge Agreement, approximately $23 million of the proceeds of the offering of the Notes were placed in an escrow account with the Escrow Agent. Funds in the escrow account will be invested in government securities and, if the Company does not elect to make the payments from its other funds, will be used to make the first six scheduled semiannual interest payments on the Notes. Pursuant to the pledge Agreement, the Company pledged its interest in this escrow account to the Trustee as security for these interest payments.

Except for the pledge of the escrow account under the Pledge Agreement, the Notes are senior unsecured debt obligations of the Company. There is no sinking fund for the Notes. The Notes mature on April 1, 2028 and bear interest at a rate of 5.75% per annum. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2008.

Subject to certain exceptions set forth in the Indenture, the Notes are subject to repurchase for cash at the option of the holders of all or any portion of the Notes (i) on each of April 1, 2013, April 1, 2018 and April 1, 2023 or (ii) upon a fundamental change, both at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any. A fundamental change will occur upon certain changes in the ownership of the Company, or certain events relating to the trading of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), as further described in the Indenture.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding April 1, 2028. The Notes are convertible into shares of Common Stock, subject to the Company’s right to deliver cash in lieu of all or a portion of the shares. The Notes are convertible at an initial conversion rate of 166.1820 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the manner set forth in the Supplemental Indenture. The conversion rate may not exceed 240.9638 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment.  In addition to receiving the applicable amount of shares of Common Stock or cash in lieu of all or a portion of the shares, holders of the Notes who convert their Notes prior to April 1, 2011 will receive the cash proceeds from the sale by the Escrow Agent of the portion of the government securities in the escrow account that are remaining with respect to any of the first six interest payments that have not been made on the Notes being converted.

Holders who convert their Notes in connection with certain events occurring on or prior to April 1, 2013 constituting a “make whole fundamental change” (as defined in the Indenture) will be entitled to an increase in the conversion rate as specified in the Indenture.

If the Company makes at least 10 scheduled semi-annual interest payments, the Notes are subject to redemption at the Company’s option at any time on or after April 1, 2013, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

The Indenture contains customary financial reporting requirements and also contains restrictions on mergers and asset sales. The Indenture also provides that upon certain events of default, including without limitation failure to pay principal or interest, failure to deliver a notice of fundamental change, failure to convert the Notes when required, cross defaults to other  material indebtedness and failure to pay material judgments, either the trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or its significant subsidiaries, the principal amount of the Notes and accrued interest automatically becomes due and payable.

The foregoing descriptions of the Convertible Notes Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Pledge Agreement are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 1.1, 4.1, 4.2, 4.3, and 10.1, respectively, and are incorporated herein by reference.

 Common Stock Offering and Share Lending Agreement

Concurrently with the offering of the Notes, on April 10, 2008, the Company entered into a share lending agreement (the “Share Lending Agreement”) with Merrill Lynch International (the “Borrower”), through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent for Borrower (in such capacity, the “Borrowing Agent”), pursuant to which the Company agreed to lend up to 36,144,570 shares of Common Stock to the Borrower, subject to certain adjustments set forth in the Share Lending Agreement, for a period ending on the earliest of (i) the date the Company notifies the Borrower in writing of its intention to terminate the Share Lending Agreement at any time after the entire principal amount of the Notes ceases to be outstanding and the Company has settled all payments or deliveries in respect of the Notes (as the settlement may be extended pursuant to market disruption events or otherwise pursuant to the Indenture), whether as a result of conversion, redemption, repurchase, cancellation, at maturity or otherwise, (ii) the written agreement of the Company and Borrower to terminate (iii) the occurrence of a Borrower default, at the option of Lender, and (iv) the occurrence of a Lender default, at the option of Borrower.

On April 10, 2008, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with the Borrower and the Borrowing Agent. Pursuant to and upon the terms of the Share Lending Agreement, the Company will issue and lend to the Borrower up to 36,144,570 shares of Common Stock (the “Borrowed Shares”) as a share loan. The Borrowing Agent also is acting as an underwriter (the “Equity Underwriter”) with respect to the Borrowed Shares, which are being offered to the public. The Borrowed Shares include 21,936,020 shares of Common Stock initially loaned by the Company to the Borrower pursuant to Section 2(a) of the Underwriting Agreement, 5,000,000 shares of Common Stock loaned by the Company to the Borrower pursuant to the Borrowing Notice dated as of April 15, 2008 delivered pursuant to the Share Lending Agreement and the Underwriting Agreement, and an additional 9,208,550 shares of Common Stock that, from time to time, may be borrowed from the Company by the Borrower pursuant to the Share Lending Agreement and the Underwriting Agreement and subsequently offered and sold at prevailing market prices at the time of sale or negotiated prices.

The Company will not receive any proceeds from the sale of the Borrowed Shares pursuant to the Share Lending Agreement but will receive a nominal lending fee of $0.0001 per share for each share of Common Stock that it loans to The Borrower pursuant to the Share Lending Agreement. The Borrower is an affiliate of the Borrowing Agent, who is one of the Convertible Notes Underwriters. The Borrower will receive all of the proceeds from the sale of Borrowed Shares pursuant to the Share Lending Agreement.

The foregoing descriptions of the Equity Underwriting Agreement and the Share Lending Agreement are qualified in their entirety by reference to the Equity Underwriting Agreement and the Share Lending Agreement, which are attached hereto as Exhibits 1.2 and 10.2, respectively, and are incorporated herein by reference.

Relationships

The Convertible Notes Underwriters, the Equity Underwriter, the Borrower and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which services they have received, and may in the future receive, customary fees.

Item 2.03. Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 15, 2008, the Company issued $135 million aggregate principal amount of the Notes in an underwritten public offering, which Notes are governed by the Indenture.

Additional information included in Item 1.01 above regarding the Notes is incorporated by reference into this Item 2.03, and the foregoing description of the Notes is qualified in its entirety by reference to the Indenture and the form of the Notes attached hereto as Exhibit 4.3.

Item 9.01   Exhibits.

(d)  Exhibits.

1.1           Underwriting Agreement for 5.75% Convertible Senior Notes due 2028 dated as of April 10, 2008 among Globalstar, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

1.2           Underwriting Agreement for Common Stock dated as of April 10, 2008 among Globalstar, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch International

4.1           Indenture dated as of April 15, 2008 between Globalstar, Inc. and U.S. Bank, National Association

4.2           First Supplemental Indenture dated as of April 15, 2008 between Globalstar, Inc. and U.S. Bank, National Association

4.3           Form of Global 5.75% Convertible Senior Note due 2028 (included as part of Exhibit 4.2)

10.1         Pledge and Escrow Agreement dated as of April 15, 2008 among Globalstar, Inc., U.S. Bank, National Association, as Trustee and U.S. Bank, National Association, as Escrow Agent

10.2         Share Lending Agreement dated as of April 10, 2008 among Globalstar, Inc., Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Vice President and
Chief Financial Officer

Date:  April 16, 2008